Exhibit 10.2

Amendment

to

FedEx Corporation

Incentive Stock Plan

and

1997, 1999 and 2002 Stock Incentive Plans

Incentive Stock Plan

Effective with respect to stock options granted on or after June 1, 2006, Section 9(c)(4)(i) of the FedEx Corporation Incentive Stock Plan, as amended, is hereby amended so that, as amended, it reads in its entirety as follows:

“(i)  Retirement.    Unless otherwise determined by the Committee, if a Participant’s employment or directorship terminates by reason of his or her retirement, the Participant’s Stock Option will cease vesting but, solely to the extent exercisable at the time of the Participant’s retirement, may thereafter be exercised until the expiration of the stated period of the Stock Option; provided, however, that if the Participant dies after such termination of employment or directorship, any unexercised Stock Option, to the extent to which it was exercisable at the time of the Participant’s death, may thereafter be exercised by the legal representative of the estate or by the legatee of the Stock Option under the last will for a period of twelve months from the date of the Participant’s death or until the expiration of the stated period of the Stock Option, whichever period is the shorter.”

1997 and 2002 Stock Incentive Plans

Effective with respect to stock options granted on or after June 1, 2006, the first paragraph of paragraph 6(d) of the FedEx Corporation 1997 Stock Incentive Plan, as amended, and the FedEx Corporation 2002 Stock Incentive Plan, as amended, is hereby amended so that, as amended, it reads in its entirety as follows:

“(d) Rights After Termination of Employment.  Unless otherwise determined by the Committee, if an optionee’s employment by the Corporation or a subsidiary or a director’s directorship terminates by reason of such person’s retirement, the optionee’s option will cease vesting but, solely to the extent exercisable at the time of retirement, may thereafter be exercised until the expiration of the stated period of the option; provided, however, that if the optionee dies after such termination of employment or directorship, any unexercised option, to the extent to which it was exercisable at the time of the optionee’s death, may thereafter be exercised by the legal representative of the estate or by the legatee of the option under the last will for a period of twelve months from the date of the optionee’s death or until the expiration of the stated period of the option, whichever period is the shorter.”

1999 Stock Incentive Plan

Effective with respect to stock options granted on or after June 1, 2006, the first paragraph of paragraph 6(d) of the FedEx Corporation 1999 Stock Incentive Plan, as amended, is hereby amended so that, as amended, it reads in its entirety as follows:

“(d) Rights After Termination of Employment.  Unless otherwise determined by the Committee, if an optionee’s employment by the Corporation or a subsidiary terminates by reason of such person’s retirement, the optionee’s option will cease vesting but, solely to the extent exercisable at the time of retirement, may thereafter be exercised until the expiration of the stated period of the option; provided, however, that if the optionee dies after such termination of employment, any unexercised option, to the extent to which it was exercisable at the time of the optionee’s death, may thereafter be exercised by the legal representative of the estate or by the legatee of the option under the last will for a period of twelve months from the date of the optionee’s death or until the expiration of the stated period of the option, whichever period is the shorter.”

Approved by the Compensation Committee on January 8, 2006